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                                                                  EXHIBIT 10.62

                                 WATSON GUARANTY

         WHEREAS, HALSEY DRUG CO., INC., a New York corporation ("Borrower"), entered into a Loan Agreement dated as of March 29, 2000 (the "Loan Agreement"; terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement), with Watson Pharmaceuticals, Inc., a Nevada Corporation ("Lender");

         WHEREAS, pursuant to and in accordance with the terms of the Loan Agreement, Lender has made certain financial accommodations to Borrower and Borrower will continue to receive certain benefits from such accommodations;

         WHEREAS, pursuant to and in accordance with the terms of the Loan Agreement, Lender requires that certain of Borrower's subsidiaries, Halsey Pharmaceutical, Inc., a Delaware corporation ("HP, Inc.") and Houba, Inc., an Indiana corporation (together with HP, Inc., the "Guarantors") execute and deliver this Guaranty (the "Guaranty") to Lender as a condition to the effectiveness of the Loan Agreement;

         WHEREAS, the extension of credit by Lender to Borrower is necessary and desirable to the conduct and operation of the business of the Guarantors and will inure to their financial benefit; and

         WHEREAS, the Guarantors are willing to guarantee the prompt payment and performance by Borrower of the Obligations on the terms set forth in the Guaranty.

         NOW, THEREFORE, for value received and in consideration of the financial accommodations provided by Lender to Borrower under the Loan Agreement and other transactions contemplated thereby, Guarantors unconditionally guarantee (i) the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all liabilities of Borrower to Lender and (ii) the prompt, full and faithful discharge by Borrower of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower to Lender under the Loan Agreement or any document or instrument delivered by Borrower to the Purchasers in connection therewith or pursuant thereto (which, together with the liabilities described in clause (i) hereof, are collectively referred to herein as the "Borrower's Liabilities"). The Guarantors further agree to pay all reasonable out-of-pocket costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees paid or incurred by Lender, in endeavoring to collect all or any part of Borrower's Liabilities from, or in prosecuting any action against the Guarantors of all or any part of Borrower's Liabilities. All amounts payable by the Guarantors under this Guaranty shall be payable pursuant to the terms of the Loan Agreement upon demand by Lender.

         Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by the Guarantors to secure this Guaranty, not constitute a Fraudulent Conveyance (as defined below). Consequently, the Guarantors agree that if this Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under
Section 548 of the

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"Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

         The Guarantors hereby agree that, except as hereinafter provided, and to the extent permitted by applicable law, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Liabilities or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Liabilities, (ii) the absence of any attempt to collect Borrower's Liabilities from Borrower or any other Guarantors or other action to enforce the same, (iii) the waiver or consent by any Lender with respect to any provision of any instrument evidencing Borrower's Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender, (iv) failure by any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Liabilities,
(v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code"), or any similar proceeding, by or against Borrower, or any Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender' claim(s) for repayment of Borrower's Liabilities, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantors.

         The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to Borrower's Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Lender may, at its sole election, proceed directly and at once, without notice, against the Guarantors to collect and recover the full amount or any portion of Borrower's Liabilities, without first proceeding against any other person, firm, or corporation, or against any security or collateral for Borrower's Liabilities.

         Lender is hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, at any time and from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to Borrower's Liabilities or otherwise modify, amend or change the terms of any debenture, note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Lender; (ii) accept partial payments on Borrower's Liabilities; (iii) take and hold security or collateral for the payment of Borrower's Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrower's Liabilities or other liabilities of Borrower, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in their sole discretion they may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantors hereunder. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from the Borrower or any other source, and such determination shall be binding on the Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Borrower's Liabilities as Lender shall determine




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in their sole discretion without affecting the validity or enforceability of this Guaranty (unless otherwise required pursuant to the Loan Agreement).

         The Guarantors hereby confirm and reaffirm the granting by the Guarantors to Lender, of a perfected lien on and security interest in all of the Collateral described in Section II of the Watson Guarantors Security Agreement dated as of the date hereof between the Guarantors and the Lender as collateral security for all liabilities of the Guarantors, including without limitation all liabilities, obligations and indebtedness owing by the Guarantors to Lender arising under or relating to this Guaranty. In addition, at any time after maturity of Borrower's Liabilities by reason of acceleration or otherwise, any Lender may, in its sole discretion, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of Borrower's Liabilities (i) any indebtedness due or to become due from such Lender to the Guarantors, and
(ii) any moneys, credits or other property belonging to the Guarantors, at any time held by or coming into the possession of such Lender whether for deposit or otherwise.

         The Guarantors hereby assume responsibility for keeping themselves informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment of Borrower's Liabilities or any part thereof that diligent inquiry would reveal and the Guarantors hereby agree that Lender shall not have any duty to advise the Guarantors of information known to any of them regarding such condition or any such circumstances or to undertake any investigation not a part of their respective regular business routines. If any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any the Guarantors, such Lender shall not be under any obligation to update any such information or to provide any such information to the Guarantors on any subsequent occasion.

         The Guarantors consent and agree that Lender shall not be under any obligation to marshall any assets in favor of the Guarantors or against or in payment of any or all of Borrower's Liabilities. The Guarantors further agree that, to the extent that Borrower makes a payment or payments to Lender or Lender receive any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantors, under any bankruptcy law or state or federal statutory or common law, then to the extent of such payment or repayment, Borrower's Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and the Guarantors' obligations hereunder with respect to such portion of Borrower's Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

         Until payment in full of all of Borrower's Liabilities, the Guarantors hereby waive any and all claims (including without limitation any claim for reimbursement, contribution or subrogation) of the Guarantors against Borrower, any endorser or any other Guarantors of all or any part of Borrower's Liabilities, or against any of Borrower's properties, arising by reason of any payment by the Guarantors to Lender pursuant to the provisions hereof.

         Each Lender may, to the extent and in the manner set forth in the Loan Agreement, sell or assign Borrower's Liabilities or any part thereof, or grant participations therein, and in any such event each and every permitted assignee or holder of, or participant in, all or any of Borrower's Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right.

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         The Guarantors hereby represent and warrant that: (a) each of them is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation; (b) each of them is duly authorized and empowered to execute and deliver the Guaranty; (c) all corporate action on the part of the Guarantors requisite for the due execution and delivery of the Guaranty and the due granting and creation of the security interests referred to herein has been duly and effectively taken and (d) the Guarantors' chief executive offices are located at Halsey Drug Co., Inc., 695 No. Perryville Road, Rockford, Illinois, 61107 and 16235 State Road 17, Culver, Indiana, respectively.

         This Guaranty shall be binding upon the Guarantors and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for the Guarantors) of the Guarantors and shall inure to the benefit of Lender and their respective successors and permitted assigns.

         This Guaranty shall continue in full force and effect, and Lender shall be entitled to make loans and advances and extend financial accommodations to Borrower on the faith hereof, until such time as all of Borrower's Liabilities have been paid in full and discharged and the Loan Agreement has been terminated.

         Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF CALIFORNIA.

         The Guarantors irrevocably agree that, subject to the sole and absolute election of Lender, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF CALIFORNIA.

         THE GUARANTORS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN ORANGE COUNTY, CALIFORNIA and waives the defense of "forum non conveniens." The Guarantors waive personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Guarantors at the address indicated in the Agent's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid. THE GUARANTORS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE GUARANTORS BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

         THE GUARANTORS HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.


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         IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of this 29th day as of March, 2000.


                                  HALSEY PHARMACEUTICAL, INC.,
                                  a Delaware corporation


                                  /s/ Michael Reicher
                                  Name:
                                  Title: Chief Executive Officer


                                  HOUBA, INC.,
                                  an Indiana corporation


                                  /s/ Michael Reicher
                                  Name:
                                  Title: Chief Executive Officer



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